As filed with the Securities and Exchange Commission on August 16, 2019

Registration No. 333-212253

Registration No. 333-217787

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT NO. 333-212253

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-3

REGISTRATION STATEMENT NO. 333-217787

UNDER

THE SECURITIES ACT OF 1933

Achaogen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	68-0533693
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

548 Market Street #70987

San Francisco, CA 94104

(650) 800-3636

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nicholas K. Campbell

Chief Restructuring Officer

Achaogen, Inc.

548 Market Street #70987

San Francisco, CA 94104

(650) 800-3636

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Amy Bowerman Freed

J. Nicholas Hoover

Hogan Lovells US LLP

100 International Drive, Suite 2000

Baltimore, Maryland 21202

(410) 659-2700

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

		Smaller reporting company	☒

Non-accelerated filer	☐	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”), filed by Achaogen, Inc., a Delaware corporation (the “Registrant”), relate to the following registration statements filed by the Registrant on Form S-3 (earch, a “Registration Statement,” and collectively, the “Registration Statements”) with the U.S. Securities and Exchange Commission (the “Commission”):

•	Registration Statement on Form S-3 (No. 333-212253), originally filed with the Commission on June 24, 2016, pertaining to the registration of 9,999,995 shares of the Registrant’s common stock.

•

Registration Statement on Form S-3 (No. 333-217787), originally filed with the Commission on May 8, 2017, as amended, pertaining to the registration of $250,000,000 of the Registrant’s (i) common stock, (ii) preferred stock, (iii) debt securities, (iv) warrants and (v) units.

On April 15. 2019, the Registrant filed a voluntary petition for bankruptcy protection under Chapter 11 of Title 11 of the United States Bankruptcy Code. The filing was made in the United States Bankruptcy Court for the District of Delaware (Case No. 19-10844) (the “Chapter 11 Case”).

In connection with the Chapter 11 Case, any and all offerings pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of post-effective amendment, any of the shares that had been registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration all shares of the Registrant registered but unsold under the Registration Statements as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, in the State of California, on August 16, 2019.

Achaogen, Inc.

By:	/s/ Nicholas K. Campbell
Name: Nicholas K. Campbell
Title: Chief Restructuring Officer